EXECUTION COPY FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This amendment (“Amendment”), dated as of September 22, 2020, shall amend the employment agreement dated as of October 3, 2016, by and between Discovery Communications, LLC (“DCL”) and Dr. Gunnar Wiedenfels (“Executive”), (the “Employment Agreement”). WHEREAS, Executive and DCL previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive’s employment with DCL; WHEREAS, DCL and Executive desire to modify the term of the Employment Agreement and make certain other changes, as described below. NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows: 1. Term of Employment. The following sentence is hereby added to the end of Section II(A): A. By agreement of the parties, the term of employment shall be extended and end on April 1, 2024 (the initial and renewal terms are referred to as the “Term of Employment”). 2. In Section II(B), the reference to “the fourth anniversary of Executive’s first day of employment” shall be replaced with “April 1, 2024”. 3. Compensation. Section III(A), (B) and (D) are hereby deleted in their entirety and replaced with the following language: A. Base Salary. Company agrees to provide Executive with an annual base salary of ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS (USD$1,700,000.00). Effective January 1, 2021, this sum will be paid over the course of twelve (12) months, in increments paid on regular Company paydays, less such sums as the law requires Company to deduct or withhold. Executive shall not be eligible for a merit increase in March 2021 for the 2020 performance review cycle. Beginning in 2022, Executive’s future salary increases will be reviewed and decided in accordance with Company’s standard practices and procedures as applied to similarly-situated senior executives of Company, but in no event may Executive’s base salary be reduced. B. Bonus/Incentive Payment. In addition to the base salary paid to Executive pursuant to Section III(A), effective January 1, 2021, Executive shall be eligible for an annual incentive payment target of one-hundred fifty percent (150%) of his base salary. The portion of the incentive payment to be received by Executive will be determined in accordance with Company’s

EXECUTION COPY applicable incentive or bonus plan in effect at that time (e.g., subject to reduction for Company under-performance and increase for Company over- performance) and will be paid in the accordance with the applicable incentive or bonus plan. C. [intentionally omitted – no change to Employment Agreement] D. Equity Program. Beginning in 2021, Executive will be considered for annual equity awards under Company’s standard process for similarly-situated senior executives, which includes an annual market review of the target value of equity awards. For 2021, the Compensation Committee has reviewed the appropriate annual equity target for Executive for the annual award to be made in Q1 2021 and has determined that the target value shall be FOUR MILLION DOLLARS (USD$4,000,000.00) and Executive shall be recommended for an award of that target value in the annual equity cycle in Q1 2021. The equity instruments, terms and conditions, and calculation of number of units shall be based on Company’s standard practices and procedures for awards to senior executives at Executive’s level. 4. Controlling Law and Additional Covenants. In Section VIII(A), the reference to “Maryland” shall be deleted in its entirety and replaced with “New York”. 5. Effect on Employment Agreement. Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect. Page 2 of 3

EXECUTION COPY IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date set forth above. EXECUTIVE: DATE: /s/ Gunnar Wiedenfels 9/22/2020 Dr. Gunnar Wiedenfels DISCOVERY COMMUNICATIONS, LLC: DATE: /s/ Adria Alpert Romm 9/23/2020 Name: Adria Alpert Romm Title: Chief People and Culture Officer Page 3 of 3